Exhibit 10.1

AMENDMENT NO. 3 TO

FOREST OIL CORPORATION

2007 STOCK INCENTIVE PLAN

WHEREAS, Forest Oil Corporation (the “Company”) has heretofore adopted the Forest Oil Corporation 2007 Stock Incentive Plan (the “Plan”); and

WHEREAS, pursuant to Paragraph XII of the Plan, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows, effective as of February 17, 2011:

1.             The first and second sentences of Paragraph VIII(b) of the Plan shall be deleted and the following shall be substituted therefor:

“The preceding provisions of this Paragraph VIII to the contrary notwithstanding, each Non-Employee Director who is elected to the Board for the first time after the date upon which the Plan is approved by the shareholders of the Company as provided in Paragraph III shall receive, as of the date of his or her election and without the exercise of the discretion of the Committee or any person or persons, a Restricted Stock Award covering a number of shares of Common Stock equal to the quotient (rounded to the nearest whole number) obtained by dividing $150,000 by the Fair Market Value of a share of Common Stock on the date of such election.  As of the date of the annual meeting of the shareholders of the Company in each year that the Plan is in effect as provided in Paragraph III (beginning with the annual meeting that occurs in 2011), each Non-Employee Director then in office who is not then entitled to receive (and who has not, during the period beginning on the January 1 next preceding the date of such annual meeting and ending on the date of such annual meeting, received) a Restricted Stock Award pursuant to the preceding sentence of this Subparagraph VIII(b) shall receive, without the exercise of the discretion of the Committee or any person or persons, a Restricted Stock Award covering a number of shares of Common Stock equal to the quotient (rounded to the nearest whole number) obtained by dividing $150,000 by the Fair Market Value of a share of Common Stock on the date of such annual meeting.”

2.             As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned, acting pursuant to authority granted to him by the Board of Directors of the Company, has caused this Amendment No. 3 to Forest Oil Corporation 2007 Stock Incentive Plan to be executed this 17th day of February, 2011.

FOREST OIL CORPORATION

By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General Counsel &
Secretary